UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2009

DYNAMIC RESPONSE GROUP, INC

(Exact name of registrant as specified in charter)

Florida	000-28201	52-2369185
(State or jurisdiction of Incorporation or organization)	(Commission File Number Identification No.)	(I.R.S. Employer)

4770 Biscayne Boulevard, Suite 780, Miami, FL	33179
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-576-6889

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 13, 2009, Dynamic Response Group, Inc. (the “Company”) reached an agreement in principle with Allstar Marketing Group, LLC, located in Hawthorne, New York (“Allstar”) to market and distribute Gem Magic in the U.S. and Canada. Gem Magic is a one step tool that allows consumers to add gems and rhinestones to fabric to create designer looks at a fraction of the cost.

Pursuant to a term sheet outlining the terms of a Marketing and Distribution Agreement (the “Marketing Agreement”), the Company will market and distribute Gem Magic in exchange for 60% of the net revenue. The Company shall also receive 40% royalties based on gross profits at such time as the Company meets a $1m marketing benchmark. The term of the Marketing Agreement shall be one year with automatic renewals upon the Company meeting sales of 100,000 units. All disclosures regarding the agreement set forth in this Current Report on Form 8-K are qualified by and subject to the rights, preferences and designations set forth in the Term Sheet attached as an exhibit to this Current Report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Marketing and Distribution Agreement Term Sheet with Allstar Marketing Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC RESPONSE GROUP, INC.

Date: July 27, 2009	/s/ Melissa K. Rice
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Marketing and Distribution Agreement Term Sheet with Allstar Marketing Group, LLC.